                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  ArQule, Inc.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                  ARQULE, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1997 Annual Meeting of Stockholders of ArQule, Inc., a Delaware corporation, will be held at The DoubleTree Guest Suites Hotel, Charles River Ballroom, 400 Soldiers Field Road, Boston, Massachusetts 02134 at 8:30 a.m. on Wednesday, May 14, 1997 for the following purposes:

     1. To elect two directors to hold office for a term of three years and until their respective successors are elected and qualified.

     2. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting.

     Only stockholders of record at the close of business on April 8, 1997 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,


                                          MICHAEL LYTTON, Secretary


Dated:  April 15, 1997

                                  ARQULE, INC.

                                200 Boston Avenue
                          Medford, Massachusetts 02155
                            Telephone: (617) 395-4100

                                 ---------------

                                 Proxy Statement

                                 ---------------


     The enclosed proxy is solicited on behalf of the Board of Directors of ArQule, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Wednesday, May 14, 1997, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is April 15, 1997.

     The principal business expected to be transacted at the meeting, as more fully described below, will be the election of two directors.

     The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.


                      VOTING SECURITIES AND VOTES REQUIRED

     Only stockholders of record at the close of business on April 8, 1997 will be entitled to vote at the meeting. On that date, the Company had outstanding 9,857,112 shares of Common Stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. A majority in interest of the outstanding Common Stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. A plurality of the votes cast is required to elect the nominees for director. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy.) Abstentions will not be treated as votes cast in the election of directors.

                              ELECTION OF DIRECTORS

     The number of directors is fixed at five for the coming year and is divided into three classes. At the meeting, two directors will be elected to hold office for three years and until their successors are elected and qualified. Stephen M. Dow and Eric B. Gordon, who are presently serving as directors, have been nominated for re-election by the Board of Directors. Unless the enclosed proxy withholds authority to vote for one or more of the nominees or is a broker non-vote, the shares represented by such proxy will be voted for the election as directors of the Board's nominees. If either nominee is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the Board of Directors.

     The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

                                                                                                                  PRESENT
                                                                                                   DIRECTOR        TERM
   NAME AND AGE                     BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                     SINCE         EXPIRES
   ------------                     -------------------------------------------                     -----         -------

Stephen M. Dow*                  Stephen M. Dow has been a director of the Company                   1993          1997
Age: 41                      since its inception in December 1993. Since 1983, he has
                             been a general partner of Sevin Rosen Funds, a venture
                             capital investment firm. Mr. Dow serves as a director of
                             Citrix Systems, Inc., ViroPharma, Inc. and several privately held companies.


Allan R. Ferguson                Allan R. Ferguson has been a director of the Company                1993          1998
Age: 54                      since its inception in December 1993. He has been a general partner of Atlas Venture since 1993 and managing partner of
                             Aspen Ventures since 1991, both venture capital firms. From
                             1986 through 1991, Mr. Ferguson was the President of 3i
                             Venture , a venture capital firm. Prior to his venture capital experience, Mr. Ferguson held senior level positions in
                             operations at Johnson & Johnson and Damon Biotech. Mr.
                             Ferguson serves as a director of AutoImmune Inc. and
                             several privately held companies.


Eric B. Gordon*                  Eric B. Gordon has been the Presid nt, Chief Executive              1996          1997
Age: 49                      Officer and a director of the Company since January 1996.
                             From 1987 until he joined the Company, Mr. Gordon
                             served in various capacities in the United States
                             and Europe with Pasteur Merieux Connaught--U.S., a
                             pharmaceutical company, most recently as Vice
                             President and Chief Financial Officer. In addition,
                             since 1993 he held the additional position of Chief
                             Executive Officer of Virogenetics Corporation, a
                             partially owned joint venture company and since
                             1994 Vice President and Treasurer of Pasteur
                             Merieux. Mr. Gordon received his A.M.P. from the
                             Wharton School of Business of the University of
                             Pennsylvania and his B.S. in Accounting and Finance
                             from Syracuse University.


                                                                                                                  PRESENT
                                                                                                   DIRECTOR        TERM
   NAME AND AGE                     BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                     SINCE         EXPIRES
   ------------                     -------------------------------------------                     -----         -------


Joseph C. Hogan, Jr.,            Joseph C. Hogan, Jr., Ph.D. is a founde  of the                     1993          1998
Ph.D.                        Company and has served as the Chief Scientific Officer and
Age: 55                      Senior Vice President of Research and Development since its inception in December 1993. Dr. Hogan has served as the
                             Chairman of the Board since January 1996. From 1990 until
                             he founded the Company, Dr. Hogan was the founder and
                             president of Applied Modular Chemistries, Inc., a chemistry company. Dr. Hogan received his M.S. and B.S. in
                             Chemistry from Boston College and his Ph.D. from Boston
                             College and the Max Planck Institut fuer Kohlenforschung,
                             Muelheim/Ruhr, Germany.


Adrian de Jonge,                 Adrian de Jonge, Ph.D. has been a director of the                   1995          1999
Ph.D.                        Company since November 1995. Dr. de Jonge is the Vice
Age:  41                     President of Research of Solvay Duphar B.V.'s
                             Pharmaceuticals Division and has held such position since
                             1994. Fr m 1987 through 1993, Dr. de Jonge was employed
                             by Solvay Duphar B.V. in a variety of positions, most
                             recently as Sector Manager of Drug Discovery.


*    Nominee for election as director


COMMITTEES OF THE BOARD

     The Audit Committee, which in 1996 consisted of Messrs. Ferguson and de Jonge, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of the Company's financial controls and procedures. The Audit Committee met two times in 1996. The Compensation Committee, whose members are Messrs. Ferguson and Dow, acts for the Board of Directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of the Company's officers and administers the Amended and Restated 1994 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee held eight meetings in 1996. The entire Board of Directors functions as a nominating committee, considering nominations submitted to the Chairman of the Board. The Board of Directors held eight meetings during 1996, and each director attended at least 75% of all meetings of the Board and of all committees of the Board on which he served.

DIRECTOR COMPENSATION

     The directors of the Company do not receive additional compensation for their services as directors. However, all directors who are not employees of the Company are currently eligible to participate in the 1996 Director Stock Option Plan described below under the heading "1996 Director Stock Option Plan."

                             STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period from October 31, 1996 (the end of the first trading month of the Company's Common Stock) to December 31, 1996, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on October 31, 1996. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.


                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
          ARQULE, INC., NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX AND
                        AND NASDAQ PHARMACEUTICALS INDEX

                                    [Graph]

--------------------------------------------------------------------------------
                                              10/31/96             12/31/96
--------------------------------------------------------------------------------
ArQule, Inc.                                    100                  118.868
--------------------------------------------------------------------------------
Nasdaq Stock Market (U.S. Companies)            100                  102.905
--------------------------------------------------------------------------------
Nasdaq Pharmaceuticals Index                    100                  100.244
--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers of the Company, including Mr. Gordon, the Company's Chief Executive Officer.

     OVERALL POLICY. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

     The Compensation Committee determines the compensation of the three most highly compensated corporate executives, including the individuals named in the Summary Compensation Table. The Compensation Committee takes into account the views of Mr. Gordon, the Company's Chief Executive Officer and reviewed a number of compensation surveys to insure the competitiveness of the compensation offered by the Company for the purposes of recruiting and retaining key management.

     The key elements of the Company's executive compensation consist of base salary and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Gordon, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits.

     BASE SALARIES. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

     Annual salary adjustments are determined by evaluating the financial performance of the Company and of particular aspects of the business under the control of the particular executive officer. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. No particular weight is given to any of these non-financial factors.

     Mr. Gordon joined the Company in January 1996 and his initial base salary of $219,808 for 1996 was based on his past experience and information available to the Committee regarding salaries paid to Chief Executive Officers of comparable companies.

     STOCK OPTIONS. Under the Company's Amended and Restated 1994 Equity Incentive Plan, stock options are granted to the Company's executive officers. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over various periods of time, normally four years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and improved upon. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past. Based on these factors and in connection with Mr. Gordon's employment agreement, in January 1996

Mr. Gordon was granted options to acquire 464,920 shares of Common Stock at $0.80 per share, representing the fair market value of the Common Stock of Company at that time as determined by the Committee.

     CONCLUSION. As described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                        By the Compensation Committee,

                                        Stephen M. Dow
                                        Allan R. Ferguson

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides summary information on the cash compensation and certain other compensation paid, awarded, or accrued by the Company and its subsidiaries to or for the Chief Executive Officer of the Company and each of the Company's other executive officers whose total salary and bonus exceeded
$100,000 during the fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers").


                                                          ANNUAL COMPENSATION                   LONG-TERM
                                              -------------------------------------------     COMPENSATION
                                                                                                 AWARDS
                                                                                                 ------
                                                                             OTHER ANNUAL      SECURITIES
                                                                             COMPENSATION      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR      SALARY      BONUS         ($)           OPTIONS(#)   COMPENSATION($)
---------------------------                   ----      ------      -----    ------------     -------------  ---------------
Eric B. Gordon(1)..........................   1996     $219,808      --       $126,195(2)       464,920              --
  President and Chief Executive Officer ...   1995           --      --             --               --              --

Joseph C. Hogan, Jr., Ph.D.................   1996      171,308      --            435(3)            --         $30,000(4)
  Chairman of the Board, Senior Vice ......   1995      150,000      --             --               --              --
  President of Research and Development
  and Chief Scientific Officer

James R. Fitzgerald, Jr.(5)................   1996       51,346      --             --           50,000              --
Vice President, Chief Financial ...........   1995           --      --             --                               --
  Officer and Treasurer

---------------------

(1) Mr. Gordon commenced employment with the Company in January 1996. Terms of his employment are described under "--Executive Employment Agreements."
(2) Consists of reimbursement of relocation expenses incurred by Mr. Gordon during the fiscal year ended December 31, 1996 in connection with his becoming an employee of the Company.
(3)  Consists of Medicare taxes owed by Dr. Hogan that were paid by the Company.
(4) Consists of amount of indebtedness owed by Dr. Hogan to the Company that was forgiven by the Company during the fiscal year ended December 31, 1996.
(5) Mr. Fitzgerald commenced employment with the Company in July 1996. Terms of his employment are described under "--Executive Employment Agreements."


STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 by the Company to the Named Executive Officers:

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE OF ASSUMED
                                      NUMBER OF    PERCENT OF                                  ANNUAL RATES OF STOCK
                                     SECURITIES   TOTAL OPTIONS                               PRICE APPRECIATION FOR
                                     UNDERLYING      GRANTED       EXERCISE OR                    OPTION TERM(1)
                                       OPTIONS    EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
                                     GRANTED(#)    FISCAL YEAR    ($/SHARE)(2)      DATE         5%($)     10%($)
                                     ----------   -------------   ------------  ------------     -----     ------
Eric B. Gordon...................      77,486(3)       8.3%           $0.80       1/23/06      $ 38,984  $ 98,794
                                      387,434(4)      41.5             0.80       1/23/06       194,924   493,976

Joseph C. Hogan, Jr., Ph.D.......          --           --               --           --            --        --

James R. Fitzgerald, Jr..........      50,000(4)       5.4             6.00       7/09/06       188,668   478,123

---------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.
(2) The exercise price of these options is equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Company's Compensation Committee.
(3) Options granted under the Company's Amended and Restated 1994 Equity Incentive Plan. The shares subject to this option have fully vested.
(4) Options granted under the Company's Amended and Restated 1994 Equity Incentive Plan. These options become exercisable as to 25% of the shares on each of the first four anniversaries of January 23, 1996 for Mr. Gordon and of July 9, 1996 for Mr. Fitzgerald.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1996:

                                      NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                                           AT FISCAL YEAR-END(1)               AT FISCAL YEAR-END(2)
                                      -------------------------------      ----------------------------
                                       EXERCISABLE      UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                       -----------      -------------      -----------    -------------
Eric B. Gordon...................         77,486          387,434         $1,158,416       $5,792,138

Joseph C. Hogan, Jr., Ph.D.......             --               --                 --               --

James R. Fitzgerald, Jr..........             --           50,000                 --          487,500

---------------------

(1) No options were exercised during the fiscal year ended December 31, 1996 by the Named Executive Officers.
(2) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1996 as reported by the Nasdaq National Market ($15.75) and the option exercise price.

                                      - 8 -

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr. Gordon and Mr. Fitzgerald. The Company agreed to employ Mr. Gordon as President and Chief Executive Officer of the Company, effective January 2, 1996, at an annual salary of $225,000. In connection with this agreement, Mr. Gordon was granted options to acquire 387,434 shares of Common Stock at $0.80 per share, which vest over four years, and options to acquire 77,486 shares of Common Stock at $0.80 per share, which vested upon the achievement of certain milestones. Mr. Gordon was also provided with moving and relocation allowances. The agreement provides for continued employment until termination by either party. If Mr. Gordon is terminated by the Company without cause, the agreement provides that he will be entitled to receive his base salary, plus any benefits to which he is entitled and any options granted to Mr. Gordon which would have otherwise vested, for a period of up to six months following such termination of employment. In July 1996, the Company also made a loan in the principal amount of $250,000 to Mr. Gordon. The principal amount of the loan will be repaid in three equal annual installments beginning in October 1997 and bears interest at the lowest applicable federal rate of interest as published by the Internal Revenue Service.

     Under Mr. Fitzgerald's Agreement, the Company agreed to employ Mr. Fitzgerald as Vice President and Chief Financial Officer of the Company, effective July 9, 1996, at an annual salary of $150,000. In connection with the greement, Mr. Fitzgerald was granted options, which vest over four years, to acquire 50,000 shares of Common Stock at $6.00 per share. The agreement provides for continued employment until termination by either party. If Mr. Fitzgerald is terminated without cause by the Company during the first year of the agreement, he will be entitled to receive his base salary, plus any benefits to which he is entitled and any options granted to Mr. Fitzgerald which would have otherwise vested, for a period of up to six months.


                      STOCK OPTION AND STOCK PURCHASE PLANS


     The following is certain information relating to the Company's equity compensation plans under which officers and/or directors may acquire shares of Common Stock. These plans were approved by the stockholders of the Company prior to the Company's initial public offering and, therefore, the Company is not soliciting any votes with respect to these plans. The closing price of the Company's Common Stock on April 8, 1997 as reported by the Nasdaq National Market was $13.75.

AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN

     General

     The Company's Amended and Restated 1994 Equity Incentive Plan (the "Equity Plan") was readopted by the Board of Directors on October 17, 1994 and amended June 25, 1996 and was readopted by the stockholders on August 15, 1996. The Equity Plan was further amended by action of the Board of Directors on September 9, 1996, which amendment was approved by the stockholders on September 11, 1996. The purpose of the Equity Plan is to attract and retain key employees and consultants of the Company and its affiliates. The Equity Plan provides for the grant of incentive and nonstatutory stock options (the "Options") to employees and consultants of the Company and its affiliates ("Eligible Persons").

     Currently, Options may be made under the Equity Plan for up to a total of 3,200,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to employees of the Company and, in the case of nonstatutory options, to consultants of the Company or any Affiliate (as defined in the Equity Plan) capable of contributing to the Company's performance.

     As of April 8, 1997, 80 employees were eligible to participate in the Equity Plan and Options to purchase an aggregate of 1,765,354 shares of Common Stock had been granted. Pursuant to the Equity Plan, 466,547 restricted shares of Common Stock have been issued. Options to purchase 111,500 shares had been cancelled, Options to purchase 35,625 shares had been exercised, and Options to purchase 1,618,229 shares remained outstanding, leaving 1,079,599 shares available for new Options under the Equity Plan.

     Administration and Eligibility

     Awards are made by the Compensation Committee which has been designated by the Board of Directors to administer the Equity Plan. The Compensation Committee may delegate to one or more officers the power to make awards under the Equity Plan to persons other than officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

     Options under the Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to Option and the time at which such Options become exercisable. However, the exercise price of any incentive stock option granted under the Equity Plan may not be less than the fair market value of the Common Stock on the date of grant. The exercise price of any nonstatutory stock option is determined by the Compensation Committee.

     Federal Income Tax Consequences Relating to Stock Options

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Equity Plan.

     If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

1996 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on August 14, 1996 and by the stockholders of the Company on August 15, 1996. Under the Purchase Plan, full time employees of the Company or its subsidiaries may purchase shares of Common Stock at a discount from fair market value. 120,000 shares of Common Stock (subject to adjustments for stock-splits and similar capital changes) are reserved for issuance under the Purchase Plan. As of April 8, 1997, approximately 80 employees were eligible to participate under the Purchase Plan. To date, no shares of

Common Stock have been issued under the Purchase Plan, but the first participation period began in February 1997. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Rights to purchase Common Stock under the Purchase Plan are granted at the discretion of the Compensation Committee, which determines the frequency and duration of individual offerings under the Purchase Plan and the dates when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment. The purchase price per share of Common Stock in an offering is 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date and may be paid through payroll deductions, periodic lump sum payments or a combination of both. The Purchase Plan terminates on August 14, 2006.

     In accordance with Section 423 of the Code, no employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting stock of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the offering begins) through the Purchase Plan in any calendar year. The Purchase Plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Purchase Plan.

     Federal income tax consequences of the Purchase Plan participation are as follows. Participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant does not dispose of shares purchased under the Purchase Plan within two years from the offering commencement date or within one year from the purchase date, upon sale of such shares 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income with any additional gain taxed as a long-term capital gain and any loss sustained is treated as a long-term capital loss, and no deduction is allowed to the Company for Federal income tax purposes. If the participant dies at any time while owning shares purchased under the Plan, then
(a) 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death and (b) no deduction is allowed to the Company for Federal income tax purposes. If shares of Common Stock purchased under the Purchase Plan are disposed of before the expiration of the two-year and one-year holding periods described above, the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of purchase (or, if less, the amount realized on sale of such shares) over the purchase price thereof, and the Company will be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction by the Company.

1996 DIRECTOR STOCK OPTION PLAN

     General

     The Company's 1996 Director Stock Option Plan (the "Director Plan") was adopted, by the Board of Directors on August 14, 1996 and approved by the stockholders of the Company on August 15, 1996. The purpose of the Director Plan is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company. The Director Plan presently authorizes the grant of nonstatutory stock options for the purchase of a maximum of 125,000 shares (subject to adjustment for stock splits and similar capital changes) of Common Stock to Eligible Directors as defined below.

     Grant of Rights and Administration of the Plan

     Awards made pursuant to the Director Plan are intended to be "formula awards" within the meaning of Rule 16b-3 of the Exchange Act. All directors of the Company who are not employees of the Company or of any subsidiary of the Company ("Eligible Directors") are eligible to participate in the Director Plan, unless such director irrevocably elects not to participate. Currently, three of the Company's five directors are Eligible Directors.

     On August 14, 1996, the date on which the Director Plan was adopted, each Eligible Director, being Messrs. Dow, Ferguson and de Jonge were automatically granted an option to purchase 7,500 shares of Common Stock (the "Initial Options"). The Initial Options become exercisable with respect to 2,500 shares on the date of the Company's next annual meeting of stockholders following the date of grant and on the date of each annual meeting of stockholders thereafter. Upon the election of an Eligible Director after August 14, 1996, such new Eligible Director will receive an Initial Option. In addition, options under the Director Plan are automatically granted once a year, at the annual meeting of stockholders of the Company, to Eligible Directors elected or reelected at the meeting ("Annual Options"). Annual Options cover 3,500 shares of Common Stock for each year of the term of office to which the director is elected (normally, 10,500 shares for election to a three-year term of office). The Annual Options become exercisable with respect to 3,500 shares on the date on which the Annual Option was granted and on the date of each annual meeting of stockholders thereafter, so long as the optionee is then an Eligible Director of the Company. The Initial Options and Annual Options have a term of ten years, and an exercise price payable in cash or shares of Common Stock.

     The exercise price for the Initial Options granted in August 1996 was $11.00, the fair market value on such date as determined by the Board of Directors. The exercise price for the Initial Options and the Annual Options will equal the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. As of April 8, 1997, options to purchase a total of 22,500 shares of Common Stock were outstanding under the Director Plan, and 102,500 shares of Common Stock were reserved for future option grants under the Director Plan.

     Federal Income Tax Consequences

     Initial Options and Annual Options granted under the Director Plan are nonstatutory options not intended to qualify under Section 422 of the Code. The exercise of an option by a director results in taxable ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option exercise price) and their fair market value on the date the option is exercised.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1996, the Company's Compensation Committee consisted of Messrs. Dow and Ferguson. None of the members of the Compensation Committee has been an officer or employee of the Company.

     Mr. Dow is a general partner of SRB Associates IV L.P., which is the general partner of Sevin Rosen Fund IV L.P., a venture capital firm and a principal stockholder of the Company. Mr. Ferguson is a general partner of Atlas Venture Associates II, L.P., which is the general partner of Atlas Venture Fund II, L.P., a venture capital firm and a principal stockholder of the Company. See "Principal Stockholders."

                                 SHARE OWNERSHIP

     The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 8, 1997, by
(i) persons known by the Company to be beneficial owners of more than 5% of the Common Stock, (ii) the Named Executive Officers, (iii) the directors and nominees for election as directors of the Company, and (iv) all current executive officers and directors as a group.


                                                             SHARES BENEFICIALLY OWNED (1)
                                                             -----------------------------
5% STOCKHOLDERS                                                NUMBER           PERCENT
---------------                                                ------           -------
Atlas Venture (2).....................................        1,366,250         11.89%
   222 Berkeley Street
   Boston, MA  02116
Physica B.V. (3)......................................          907,734          7.90%
   C.J. van Houtenlaan, 36
   1381 CD Weiss
   The Netherlands
Sevin Rosen Fund IV L.P. (4)..........................        2,368,832         20.62%
   13455 Noel Road, Suite 1670
   Dallas, TX  75240

EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------
Adrian de Jonge, Ph.D. (5)............................          910,234          7.92%
Stephen M. Dow (6)....................................        2,371,332         20.63%
Allan R. Ferguson (7).................................        1,368,750         11.91%
Eric B. Gordon (8)....................................          175,844          1.51%
Joseph C. Hogan, Jr., Ph.D. (9).......................        1,057,412          9.19%
James R. Fitzgerald, Jr. (10).........................            4,750            *
All current executive officers and directors
  as a group (6 persons) (11).........................        5,888,322         50.38%


---------------------

* Indicates less than 1%

(1) On April 9, 1997, the Company issued 1,632,500 shares of Common Stock in a public offering registered with the Securities and Exchange Commission (the "Public Offering"). Dr. Hogan sold 180,000 shares of Common Stock in such Public Offering. The above table reflects the Public Offering and the sale of Common Stock by Dr. Hogan. The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of Common Stock issuable pursuant to the outstanding options that may be exercised within 60 days after April 8, 1997.

(2)  Consists of (i) 938,766 shares owned by Atlas Venture Fund II, L.P. and
     (ii) 427,484 shares owned by Atlas Venture Europe Fund B. V. (collectively, "Atlas Venture"). The voting and investment discretion over the shares owned by Atlas Venture Fund II, L.P. is exercised by the general partners of Atlas Venture Associates II, L.P., its general partner. The general partners of Atlas Venture Associates II, L.P. are Allan R. Ferguson, Barry
     J. Fidelman, Jean-Francois Formela and Christopher J. Spray. Because of this relationship, Allan R. Ferguson, a director of the Company, shares voting and investment discretion over such shares. Atlas Venture Europe Fund B.V. is a corporation wholly-owned by Atlas InvesteringsGroep N.V. ("AIG"). The voting and investment discretion over the shares owned by Atlas Venture Europe Fund B.V. is exercised by the managing directors of AIG, Michiel A. de Haan and Evert H. Smid. Three officers of AIG, Gerard H. Montanus, Hans Bosman and Jaap van Hellemond, share voting and investment discretion with these two managing directors over the shares held by Atlas Venture Europe Fund B.V. The number of shares of Common Stock attributed to Atlas Venture assumes a pro rata distribution of the shares currently owned by Legomer Investors, Inc. ("LII") to its stockholders (which include Atlas Venture).

(3) The voting and investment discretion over the shares owned by Physica B.V. is exercised by the sole director of Physica B.V., J.W.F. van Ingen.

(4) Consists of 2,368,832 shares owned by Sevin Rosen Fund IV L.P. ("Sevin Rosen"). The voting and investment discretion over the shares owned by Sevin Rosen is exercised by the general partner of SRB Associates IV L.P., its general partner. The general partners of SRB Associates L.P. are Stephen M. Dow, Jon W. Bayless, Charles H. Phipps, Dennis J. Gorman, and John V. Jaggers. Because of this relationship, Stephen M. Dow, a director of the Company, shares voting and investment discretion over such shares. The number of shares of Common Stock attributed to Sevin Rosen assumes a pro rata distribution of the shares currently owned by LII to its stockholders (which include Sevin Rosen).

(5) Consists of (i) 2,500 shares of Common Stock subject to options that will become exercisable within sixty (60) days of April 8, 1997 and (ii) 907,734 shares of Common Stock owned by Physica B.V. Dr. de Jonge is Vice President of Research of Solvay Duphar B.V.'s Pharmaceuticals Division, an affiliate of Physica B.V. Dr. de Jonge disclaims beneficial ownership of the shares held by Physica B.V.

(6) Consists of (i) 2,500 shares of Common Stock subject to options that will become exercisable within sixty (60) days of April 8, 1997 and (ii) 2,368,832 shares owned by or attributed to Sevin Rosen. Mr. Dow is a general partner of SRB Associates IV L.P. which is the general partner of Sevin Rosen. Mr. Dow disclaims beneficial ownership of the shares owned by or attributed to Sevin Rosen, except to the extent of his pecuniary interest therein. See footnote (4).

(7) Consists of (i) 2,500 shares of Common Stock subject to options that will become exercisable within sixty (60) days of April 8, 1997 and (ii) 1,366,250 shares owned by Atlas Venture. Mr. Ferguson is a general partner of Atlas Venture Associates II, L.P., which is the general partner of Atlas Venture Fund II, L.P. Mr. Ferguson disclaims beneficial ownership of the shares owned by Atlas Venture, except to the extent of his pecuniary interest therein. See footnote (2).

(8) Consists of (i) 174,344 shares of Common Stock subject to options that are presently exercisable and (ii) 1,500 shares of Common Stock held in trust for the benefit of his children.

(9) Consists of (i) 927,514 shares held by The Hogan Family Limited Partnership, of which Dr. Hogan and his wife are the general partners, (ii) 117,398 shares that represent Dr. Hogan's pro rata ownership interest in the shares currently owned by Legomer Technologies, Inc., and (iii) 12,500 shares of Common Stock subject to options that are presently exercisable.

(10) Includes 3,750 shares of Common Stock subject to options that are presently exercisable.

(11) Includes 198,094 shares of Common Stock subject to options that are presently exercisable. See footnotes (5), (6), (7), (8), (9) and (10).


                        SECURITIES EXCHANGE ACT REPORTING

     The Company's executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

     Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1996 the executive officers and directors of the Company compiled with all applicable Section 16(a) filing requirements, except that (i) each of Messrs. Dow, Ferguson and de Jonge, directors of the Company, reported in a Form 5 filed on February 14, 1997 stock options to each purchase 7,500 shares of Common Stock which should have been reported in a Form 3 filed on October 16, 1996, (ii) Mr. Gordon, the President and Chief Executive Officer of the Company, reported in a Form 4 filed on March 19, 1997 the purchase of 1,500 shares of Common Stock, for which a Form 4 was due on November 10, 1996 and (iii) Mr. Fitzgerald, the Chief Financial Officer of the Company, reported in a Form 4 filed on March 19, 1997 the purchase of 1,000 shares of Common Stock, for which a Form 4 was due on November 10, 1996.


                         INFORMATION CONCERNING AUDITORS

     The firm of Price Waterhouse LLP, independent accountants, has audited the Company's accounts since the inception of the Company and will do so for 1997. Representatives of Price Waterhouse LLP have been invited to attend the Annual Meeting.


                              STOCKHOLDER PROPOSALS

     The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 1998 Annual Meeting of Stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at 200 Boston Avenue, Medford, Massachusetts, 02155, attention: James R. Fitzgerald, Jr., no later than March 31, 1998.


                                  OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

     IN ADDITION TO THE COMPANY'S ANNUAL REPORT, WHICH HAS BEEN MAILED TO STOCKHOLDERS, ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF THE COMPANY'S FORM 10-K SHOULD BE ADDRESSED TO JAMES R. FITZGERALD, JR., CHIEF FINANCIAL OFFICER, 200 BOSTON AVENUE, MEDFORD, MASSACHUSETTS, 02155.

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF STOCKHOLDERS
                                 ARQULE, INC.

                                 MAY 14, 1997





               Please Detach and Mail in the Envelope Provided


A  |X|  PLEASE MARK YOUR
        VOTES AS IN THIS EXAMPLE
                                      WITHHELD
                         FOR          from both
                     both nominees    nominees          NOMINEES: Eric B. Gordon   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
1.  Proposal to          | |             | |                      Stephen M. Dow   IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
    elect directors                                                                STOCKHOLDERS. IF NO SPECIFICATION IS MADE, THIS
                                                                                   PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR
FOR, except vote withheld from the following nominee:                              DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO
                                                                                   VOTE UPON SUCH MATTERS AS MAY PROPERLY COME
-----------------------------------------------------                              BEFORE THE MEETING.


Signature                                    Date                1997   Signature                          Date             1997
         -----------------------------------      --------------                 -------------------------      -----------
                                                                                     (IF HELD JOINTLY)

NOTE:  Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or [illegible] please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partner, please sign in partnership name by authorized [illegible].



8888


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 ARQULE, INC.

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1997


        The undersigned stockholder of Arqule, Inc. (the "Company") hereby appoints James R. Fitzgerald, Michael Lytton, and Lynnette C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 14, 1997, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
                                                                 -----------
                                                                |SEE REVERSE|
                                                                |    SIDE   |
                                                                 -----------